Exhibit 99.1

United States Steel Corporation Reports 2004 Second Quarter Results

Earnings Highlights
(dollars in millions except per share data)

                                     2Q 2004         1Q 2004       2Q 2003
     Revenues and other income        $3,466          $2,963        $2,362

     Segment income from operations
       Flat-rolled Products             $335            $113          $(37)
       U. S. Steel Europe                 76              40            67
       Tubular Products                   25               3            (3)
       Real Estate                         3              14            16
       Straightline                                                    (20)
       Other Businesses                   15              (8)            4
     Total segment income from
      operations                        $454            $162           $27
     Retiree benefit expenses            (65)            (44)          (20)
     Other items not allocated
      to segments                         (1)             33            35
     Income from operations             $388            $151           $42

     Income before extraordinary
      loss and cumulative effect
      of change in accounting
      principle                         $211             $44            $3
     Net income (loss)                  $211             $58          $(49)
       - Per basic share               $1.82           $0.51        $(0.51)
       - Per diluted share             $1.62           $0.47        $(0.51)

    PITTSBURGH, July 27 /PRNewswire-FirstCall/ -- United States Steel Corporation (NYSE: X) reported second quarter 2004 net income of $211 million, or $1.62 per diluted share, compared to net income of $58 million, or 47 cents per diluted share in 2004's first quarter, and a net loss of $49 million, or 51 cents per diluted share (after preferred stock dividends), in the second quarter of 2003. Diluted earnings per share for both 2004 quarters reflect the assumed conversion of the company's convertible preferred shares into approximately 16 million common shares.

    Second quarter 2004 income from operations was $388 million, or more than double the first quarter amount of $151 million, and a dramatic recovery from the $42 million in last year's second quarter.

    Commenting on the quarter's results, U. S. Steel Chairman and CEO Thomas
J. Usher said, "Results for all major operating segments increased significantly compared to last quarter, reflecting strong demand across steel product lines and significantly better margins, as average prices increased steadily during the quarter. In fact, second quarter net income was the highest recorded since we began reporting steel results separately in 1991, and exceeded the previous best quarter by $59 million. We also continue to benefit from the acquisition of National and our ongoing cost reduction efforts."

    Net interest and other financial costs in second quarter 2004 included a $33 million charge resulting from the previously reported early redemption of senior debt in April. This charge and a small other item not allocated to segments reduced second quarter 2004 net income by $22 million, or 17 cents per diluted share. Other items not allocated to segments had favorable net income effects of $22 million, or 18 cents per diluted share on first quarter 2004 results and $23 million, or 22 cents per diluted share on second quarter 2003 results. First quarter 2004 results also included an income tax charge of $32 million, or 26 cents per diluted share.

    Reportable Segments and Other Businesses

    Management uses segment income from operations to evaluate company performance because it believes this to be a key measure of ongoing operating results. U. S. Steel's reportable segments and Other Businesses generated segment income from operations of $454 million, or $82 per ton, in the second quarter of 2004, compared with $162 million, or $29 per ton, in first quarter 2004 and $27 million, or $6 per ton, in 2003's second quarter.

    Second quarter 2004 domestic and European results benefited from significantly improved prices and margins, despite increased costs for purchased raw materials. Domestic results also included higher costs related to profit-based payments under the labor agreement with the United Steelworkers of America, which increased in line with improved profitability, and costs related to two blast furnace repair outages at Gary Works. One of these was completed during the second quarter and the other was completed in late July.

    Outlook

    Looking ahead, Usher stated, "We expect continued strong profitability through year-end resulting from robust worldwide steel pricing and tight supplies, as the world economy continues to recover and as demand from developing countries, especially China, remains at very high levels."

    Average prices for the Flat-rolled segment in the third quarter are expected to exceed second quarter levels, and benefits will be realized from a renegotiated coke sales agreement. Costs will continue to be affected by relatively high prices for purchased coke, scrap and natural gas. Flat-rolled segment shipments in the third quarter are expected to decline by approximately 200,000 tons compared to the second quarter mainly due to the blast furnace outages mentioned above and a planned third quarter blast furnace outage at Granite City Works. These outages will increase third quarter costs by approximately $20 million versus the second quarter. For full-year 2004, Flat-rolled segment shipments are expected to be 15.8 million tons.

    For U. S. Steel Europe (USSE), third quarter 2004 profit margins are expected to increase from the second quarter with realized prices improving due to the announced July 1 price increase. Higher raw material costs and planned outages on a number of key units will partially offset the price increase. Shipments for the quarter are expected to about equal second quarter levels and full-year 2004 shipments are currently estimated at
5.1 million net tons.

    For the Tubular segment, prices are expected to continue to increase, reflecting full-quarter realization of price increases implemented during the second quarter, as well as additional price increases. The Tubular segment expects annual shipments of about 1.0 million tons.

    This release contains forward-looking statements with respect to market conditions, operating costs, shipments and prices. Some factors, among others, that could affect market conditions, costs, shipments and prices for both domestic operations and USSE include global product demand, prices and mix; global and company steel production levels; availability and prices of raw materials; plant operating performance; the timing and completion of outages and other projects; natural gas prices and usage; changes in environmental, tax and other laws; the resumption of operations at steel facilities sold under the bankruptcy laws; employee strikes; power outages; and U.S. and global economic performance and political developments. Domestic steel shipments and prices could be affected by import levels and actions taken by the U.S. Government and its agencies. Political factors in Europe that may affect USSE's results include, but are not limited to, taxation, nationalization, inflation, currency fluctuations, increased regulation, export quotas, tariffs, and other protectionist measures. In accordance with "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, cautionary statements identifying important factors, but not necessarily all factors, that could cause actual results to differ materially from those set forth in the forward-looking statements have been included in the Form 10-K of U. S. Steel for the year ended December 31, 2003, and in subsequent filings by U. S. Steel.

    A Statement of Operations (Unaudited), Other Financial Data (Unaudited) and Preliminary Supplemental Statistics (Unaudited) for U. S. Steel are attached.

    The company will conduct a conference call on second quarter earnings on Tuesday, July 27, at 2 p.m. EDT. To listen to the webcast of the conference call, visit the U. S. Steel web site, www.ussteel.com , and click on the "Investors" button.

    For more information about U. S. Steel, visit its web site at www.ussteel.com .


                        UNITED STATES STEEL CORPORATION
                     STATEMENT OF OPERATIONS (Unaudited)
                     ------------------------------------
                                  Second Quarter             Six Months
                                       Ended                    Ended
                                      June 30,                 June 30,
    (Dollars in millions)        2004         2003         2004       2003
    -------------------------------------------------------------------------
    REVENUES AND OTHER INCOME:
      Revenues                  $3,448       $2,311       $6,372     $4,209
      Income (loss) from
       investees                    13           (9)          19         (8)
      Net gains on disposal of
       assets                        2           21           44         23
      Other income                   3           39           12         45
                                 -----        -----        -----      -----
        Total revenues and
         other income            3,466        2,362        6,447      4,269
                                 -----        -----        -----      -----
    COSTS AND EXPENSES:
      Cost of revenues
       (excludes items shown
       below)                    2,816        2,091        5,368      3,823
      Selling, general and
       administrative expenses     169          142          349        271
      Depreciation, depletion
       and amortization             93           87          191        177
                                 -----        -----        -----      -----
        Total costs and
         expenses                3,078        2,320        5,908      4,271
                                 -----        -----        -----      -----
    INCOME (LOSS) FROM
     OPERATIONS                    388           42          539         (2)
    Net interest and other
     financial costs                86           42          138         80
                                 -----        -----        -----      -----
    INCOME (LOSS) BEFORE
     INCOME TAXES, MINORITY
     INTERESTS, EXTRAORDINARY
     LOSS AND CUMULATIVE EFFECTS
     OF CHANGES IN ACCOUNTING
     PRINCIPLES                    302           --          401        (82)
    Income tax provision
     (benefit)                      86           (3)         137        (52)
    Minority interests               5           --            9         --
                                 -----        -----        -----      -----
    INCOME (LOSS) BEFORE
     EXTRAORDINARY LOSS
     AND CUMULATIVE EFFECTS
     OF CHANGES IN ACCOUNTING
     PRINCIPLES                    211            3          255        (30)
    Extraordinary loss, net
     of tax                         --          (52)          --        (52)
    Cumulative effects of
     changes in accounting
     principles, net of tax         --           --           14         (5)
                                 -----        -----        -----      -----
    NET INCOME (LOSS)              211          (49)         269        (87)
    Dividends on preferred stock    (5)          (5)          (9)        (7)
                                 -----        -----        -----      -----
    NET INCOME (LOSS) APPLICABLE
     TO COMMON STOCK              $206         $(54)        $260       $(94)
                                 =====        =====        =====      =====


                       UNITED STATES STEEL CORPORATION
                     STATEMENT OF OPERATIONS (Unaudited)
                                 (Continued)
                     ------------------------------------
                                    Second Quarter           Six Months
                                        Ended                   Ended
                                       June 30,                June 30,
    COMMON STOCK DATA:             2004        2003        2004       2003
    -------------------------------------------------------------------------
    Per share:
      Income (loss) before
       extraordinary loss and
       cumulative effects of
       changes in accounting
       principles:
          -Basic                   $1.82       $(.01)      $2.24      $(.36)
          -Diluted                 $1.62       $(.01)      $2.01      $(.36)

    Extraordinary loss, net
     of tax:
          -Basic                     $--       $(.50)        $--      $(.50)
          -Diluted                   $--       $(.50)        $--      $(.50)

    Cumulative effects of changes
     in accounting principles,
     net of tax:
          -Basic                     $--         $--        $.13      $(.05)
          -Diluted                   $--         $--        $.11      $(.05)

    Net income (loss):
          -Basic                   $1.82       $(.51)      $2.37      $(.91)
          -Diluted                 $1.62       $(.51)      $2.12      $(.91)

    Weighted average shares,
     in thousands
          - Basic                113,332     103,228     110,029    102,981
          - Diluted              129,874     103,228     126,788    102,981

    Dividends paid per common
     share                          $.05        $.05        $.10       $.10


                       UNITED STATES STEEL CORPORATION
                       OTHER FINANCIAL DATA (Unaudited)
                     ------------------------------------
                                                          Six Months Ended
                                                              June 30,
    Cash Flow Data             (In millions)            2004           2003
    -------------------------------------------------------------------------
    Cash provided from (used in) operating activities:
      Net income (loss)                                 $269           $(87)
      Depreciation, depletion and amortization           191            177
      Working capital changes                           (174)            44
      Other operating activities                          28             34
                                                      ------         ------
        Total                                            314            168
                                                      ------         ------
    Cash used in investing activities:
      Capital expenditures                              (165)          (132)
      Acquisition of National Steel Corporation assets    --           (872)
      Other investing activities                          84             76
                                                      ------         ------
        Total                                            (81)          (928)
                                                      ------         ------
    Cash provided from financing activities:
      Issuance of long-term debt                          --            428
      Repayment of long-term debt                       (289)            (2)
      Preferred stock issued                              --            242
      Common stock issued                                341             11
      Dividends paid                                     (19)           (16)
      Other financing activities                           8             (1)
                                                      ------         ------
        Total                                             41            662
                                                      ------         ------
    Total net cash flow                                  274            (98)
    Cash at beginning of the year                        316            243
                                                      ------         ------
    Cash at end of the period                           $590           $145
                                                      ======         ======


                                                      June 30,       Dec. 31,
    Balance Sheet Data         (In millions)            2004           2003
    -------------------------------------------------------------------------
    Cash and cash equivalents                           $590           $316
    Other current assets                               3,184          2,790
    Property, plant and equipment - net                3,403          3,414
    Other assets                                       1,223          1,317
                                                      ------         ------
    Total assets                                      $8,400         $7,837
                                                      ======         ======
    Current liabilities                               $2,327         $2,127
    Long-term debt                                     1,599          1,890
    Employee benefits                                  2,447          2,382
    Other long-term liabilities                          317            343
    Minority interests                                    28              2
    Stockholders' equity                               1,682          1,093
                                                      ------         ------
    Total liabilities and stockholders' equity        $8,400         $7,837
                                                      ======         ======


                       UNITED STATES STEEL CORPORATION
               PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)
               -----------------------------------------------
                                                     Quarter Ended
                                            June 30,    March 31,  June 30,
    (Dollars in millions)                     2004        2004       2003
    -------------------------------------------------------------------------
    INCOME (LOSS) FROM OPERATIONS
    Flat-rolled Products(a)                   $335        $113       $(37)
    U. S. Steel Europe(b)                       76          40         67
    Tubular Products                            25           3         (3)
    Real Estate                                  3          14         16
    Straightline(a)                                                   (20)
    Other Businesses(c)                         15          (8)         4
                                             -----       -----      -----
    Segment Income (Loss) from Operations      454         162         27
      Retiree benefit expenses(d)              (65)        (44)       (20)
      Other items not allocated to segments:
        Income from sale of certain assets      --          43         47
        Stock appreciation rights               (1)        (10)        (1)
        Asset impairments                       --          --        (11)
                                             -----       -----      -----
          Total Income (Loss) from
           Operations                         $388        $151        $42
    CAPITAL EXPENDITURES
      Flat-rolled Products(a)                  $37         $21        $23
      U. S. Steel Europe(b)                     40          39         22
      Tubular Products                           2           3         16
      Real Estate                               --          --         --
      Straightline                                                     --
      Other Businesses(c)                       16           7          8
                                             -----       -----      -----
        Total                                  $95         $70        $69
    OPERATING STATISTICS
      Average realized steel price:
       ($/net ton)(e)
        Flat-rolled Products(a)               $583        $475       $420
        Tubular Products                       779         672        644
        U. S. Steel Europe(b)                  491         420        369
      Steel Shipments:(e) (f)
        Flat-rolled Products(a)              3,982       4,161      3,202
        Tubular Products                       269         272        211
        U. S. Steel Europe(b)                1,263       1,173      1,234
      Raw Steel-Production:(f)
        Domestic Facilities                  4,230       4,479      3,338
        U. S. Steel Europe(b)                1,467       1,344      1,203
      Raw Steel-Capability Utilization:(g)
        Domestic Facilities                  87.5%       92.6%      84.5%
        U. S. Steel Europe(b)                79.5%       72.8%      96.5%
      Domestic iron ore production(f)        6,011       5,612      4,935
      Domestic iron ore shipments(f)(h)      6,722       4,036      5,249
      Domestic coke production(f)(j)         1,666       1,649      1,696
      Domestic coke shipments(f)(i)(j)         642         672        860
    -----------
    (a)The Flat-rolled segment includes the residual effects of Straightline from January 1, 2004, and includes the results of National flat-rolled facilities from May 20, 2003.

    (b)Includes U. S. Steel's Serbian operations from September 12, 2003. Prior to September 12, 2003, included effects of activities under certain agreements with the former owner of the Serbian operations.

    (c)Excludes the coal mining business from June 30, 2003. Includes the results of the taconite pellet operations in Keewatin from May 20, 2003.

    (d)Includes certain profit-based expenses for U. S. Steel retirees and National retirees pursuant to provisions of the 2003 labor agreement with the USWA.

    (e)Excludes intersegment transfers.

    (f)Thousands of net tons.

    (g)Based on annual raw steel production capability for domestic facilities of 12.8 million net tons prior to May 20, 2003, and 19.4 million net tons thereafter; and annual raw steel production capability for U. S. Steel Europe of 5.0 million net tons prior to September 12, 2003, and
       7.4 million net tons thereafter.

    (h)Includes trade shipments and intersegment transfers.

    (i)Includes trade shipments only.

    (j)Includes Clairton 1314B Partnership.


SOURCE  United States Steel Corporation
    -0-                             07/27/2004
    /CONTACT: Media, John Armstrong, +1-412-433-6792, or Investors-Analysts, Nick Harper, +1-412-433-1184, both of United States Steel Corporation/
    /First Call Analyst: /
    /FCMN Contact: /
    /Company News On-Call:  http://www.prnewswire.com/comp/929150.html/
    /Web site:  http://www.ussteel.com /
    (X)

CO:  United States Steel Corporation; U. S. Steel Europe; USSE
ST:  Pennsylvania
IN:  MNG
SU:  ERN ERP CCA MAV